UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 28, 2016

IMK GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54211	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Fl. KGIT, 1601 SanAm-Dong Mapo-Gu, Seoul, Korea		1601
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		02-6959-8500

 ______________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

In conjunction with his resignation as a director and as Chairman of the Board of Directors of IMK Group, Inc. (the “Company”), Sung Ho Park has agreed to surrender to the Company 10,148,575 shares in the Company’s common stock for no consideration. The surrender of these shares, representing 32.1% of the Company’s outstanding common stock may be viewed as a “change in control” for purposes of Item 5.01 of Form 8-K.

To the Company’s knowledge, other than as described above, there are no present arrangements which are expected to result in a change in control of the Company.

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective January 28, 2015 Sung Ho Park resigned as a director and Chairman of the Board of Directors of IMK Group, Inc. (the “Company”). Mr. Park’s resignation was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMK GROUP, INC.

Date: February 1, 2016	By:	/s/ Rak Gu Kim
Rak Gu Kim Chief Financial Officer, Treasurer and Secretary